Exhibit 10.34
PROMISSORY NOTE
$65,000,000.000    November 14, 2016
KBSGI OFFICES AT GREENHOUSE, LLC, a Delaware limited liability company ("Offices at Greenhouse Borrower"), promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association ("Lender") SIXTY FIVE MILLION AND NO/100 DOLLARS ($65,000,000.00), or if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower (as defined in the Agreement defined below) pursuant to the Agreement (as hereinafter defined), together with interest on the unpaid principal amount hereof in the manner set forth in the Agreement. Borrower shall pay the principal of and accrued and unpaid interest on the Loan in full on the Maturity Date.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Term Loan and Security Agreement of even date herewith (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among Offices at Greenhouse Borrower, each other Borrower from time to time a party thereto, the lenders referenced therein, including Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured and guaranteed pursuant to the Loan Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
Notwithstanding the foregoing or anything to the contrary in this Note, under no circumstances shall Administrative Agent or any Lender have any recourse against, nor shall there by any personal liability to, the members of any Borrower, or to any shareholders, members or partners (direct or indirect, except for the Guarantor under the Guaranty) for any obligations of any Borrower hereunder. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower's liability or obligations under the Loan Documents, Guarantor's liability or obligations under the Guaranty or Administrative Agent or any Lender's right to exercise any rights or remedies against any collateral securing the Loan.
[Signature Page Follows]

SMRH:479636587.3	1

KBSGI OFFICES AT GREENHOUSE, LLC,
a Delaware limited liability company

By:    KBSGI REIT ACQUISITION IV, LLC,
a Delaware limited liability company,
its sole member

By:    KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:    KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:    KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:    __/s/Charles J. Schreiber, Jr.___
Charles J. Schreiber, Jr.,
Chief Executive Officer

SMRH:479636587.3	S-1	Promissory Note
(JPMorgan Chase)